Exhibit 107

Calculation of Filing Fee Tables

Registration Statement on Form S-8

BIOTE CORP.

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share(6)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	2022 Equity Incentive Plan (Class A common stock, $0.0001 par value per share)	Other	15,853,623(2)(3)	$3.80	$60,243,767.40	$0.0000927	$5,584.60
Equity	2022 Employee Stock Purchase Plan (Class A common stock, $0.0001 par value per share)	Other	797,724(4)(5)	$3.80	$3,031,351.20	$0.0000927	$281.01
Total Offering Amounts					$63,275,118.60		$5,865.61
Total Fees Previously Paid					—		—
Total Fee Offsets					—		—
Net Fee Due					$63,275,118.60		$5,865.61

(1)

Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class A common stock, $0.0001 par value (the “Class A common stock), that become issuable under the 2022 Equity Incentive Plan (the “2022 Plan”) or the 2022 Employee Stock Purchase Plan (the “2022 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction which results in an increase in the number of outstanding shares of the Registrant’s Class A common stock.

(2)

Represents (1) 11,965,873 shares of Class A common stock issuable pursuant to the 2022 Plan and (2) 3,887,750 shares of Class A common stock reserved for issuance under the 2022 Plan in satisfaction of those certain phantom equity rights pursuant to the Phantom Equity Acknowledgments, as defined in the business combination agreement, dated as of December 31, 2021, by and among Haymaker Acquisition Corp. III, BioTE Holdings, LLC, BioTE Management, LLC and other signatories party thereto. To the extent that any awards outstanding under the 2022 Plan are forfeited, are cancelled, are held back upon exercise or settlement of an award to cover any exercise price, as applicable, or tax withholding, are reacquired by the Registrant prior to vesting, are satisfied without the issuance of stock or are otherwise terminated (other than by exercise) subsequent to the date of this Registration Statement, the shares reserved for issuance pursuant to such awards will become available for issuance as shares of Class A common stock under the 2022 Plan; provided that the 3,877,750 shares of Class A common stock reserved to satisfy the phantom equity rights pursuant to the Phantom Equity Acknowledgments will not again become available for issuance under the 2022 Plan.

(3)

The number of shares reserved for issuance under the 2021 Plan will automatically increase on January 1 of each year for a period of ten years commencing on January 1, 2023 and ending on (and including) January 1, 2032, in an amount equal to 5% of the total number of shares of the Registrant’s capital stock outstanding on a fully diluted basis and securities convertible into or exchangeable for the Registrant’s capital stock on December 31st of the preceding year; provided, however, that the Registrant’s board of directors may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares of Class A common stock; provided, further, however, that the 3,877,750 shares of Class A common stock reserved to satisfy the phantom equity rights pursuant to the Phantom Equity Acknowledgments will not be subject to such automatic annual increases.

(4)	Represents shares of Class A common stock reserved for issuance under the 2022 ESPP.

(5)

The number of shares reserved for issuance under the 2022 ESPP will automatically increase January 1st of each year for a period of ten years commencing on January 1, 2023 and ending on (and including) January 1, 2032, in an amount equal to the lesser of (i) 1% of the total number of shares of capital stock outstanding and securities convertible into or exchangeable for the Registrant’s capital stock on December 31st of the preceding calendar year (inclusive of the share reserve for the 2022 ESPP and the 2022 Plan), and (ii) 797,724 shares of Class A common stock; provided, however, that the Registrant’s board of directors may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares of Class A common stock.

(6)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and (h) of the Securities Act based on the average of the high and low prices of the Registrant’s Class A common stock as reported on the Pink Sheet Tier of the OTC Markets on July 29, 2022, which date is within five business days prior to the filing of this Registration Statement.